Exhibit 99.1

WASTE CONNECTIONS NAMES WORTHING JACKMAN AS PRESIDENT AND CEO;

RON MITTELSTAEDT TRANSITIONS TO EXECUTIVE CHAIRMAN

TORONTO, ONTARIO, July 26, 2019 – Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) announced the appointment of Worthing F. Jackman, the Company’s President, to President and Chief Executive Officer. He has also joined Waste Connections’ Board of Directors.  The Company also announced that Ronald J. Mittelstaedt has returned from his temporary leave of absence and assumed the role of Executive Chairman of the Board of Directors. As Executive Chairman and as a continuing employee, Mr. Mittelstaedt will assist in several areas, including culture, strategy and mergers and acquisitions.

“After almost 22 years, it's time for me to step away from day-to-day operations to provide sufficient time to address health matters affecting my family,” said Mr. Mittelstaedt.  “I am grateful to all of our stakeholders—customers, shareholders, lenders, vendor partners and most of all, our employee family—for the trust they have placed in Waste Connections.   I remain committed to the Company and look forward to continuing to serve in my capacity as Executive Chairman. It has been a tremendous honor and privilege to lead Waste Connections, and I look forward to continued success for the Company under Worthing, a trusted and respected leader in whom I have complete confidence.”

In September 1997, Mr. Mittelstaedt founded Waste Connections and took the Company public in May 1998 at approximately $30 million in revenue.  Since that time, Waste Connections has grown to over $5.3 billion in revenue, with an equity market capitalization of approximately $25 billion, delivering sector-leading total shareholder returns of approximately 4,000%.  Under Mr. Mittelstaedt’s stewardship as Chief Executive Officer and Chairman, Waste Connections has become the third largest solid waste company in North America, expanding operations to 42 states in the U.S. and six provinces in Canada, with more than 18,000 employees serving more than seven million customers.

“Few individuals have had as profound an impact on a company or created as much shareholder value as Ron and his team,” said Michael Harlan, Waste Connections’ lead independent director.  “Ron has a track record of success that is unparalleled in the industry and has set the standard for excellence as a servant leader with a focus on culture and people.  We are confident that he will continue to be impactful in his new role, while also having greater flexibility to devote time to his family.  We are grateful for all that Ron has done for the Company, its stakeholders and the communities we serve, and we are extremely pleased that he will continue to serve as Executive Chairman.”

Mr. Jackman has been an integral part of Waste Connections since its inception, originally as its investment banker.  He joined the Company in 2003 and has been a member of the senior executive team since 2004, when he assumed the role of Chief Financial Officer. Mr. Jackman was promoted to President in July 2018 and has served as the Company’s Principal Executive Officer since February 2019.  “In the more than 20 years he has been affiliated with Waste Connections, Worthing has proven to be an outstanding business executive and leader, with a commitment to furthering the Company’s strategic vision and a relentless focus on growth, culture, execution, accountability and value creation.  He has been instrumental in our success and is a respected member of the leadership team, both across the Company and within the industry and the broader investment community,” said Mr. Mittelstaedt. “Our Board has great confidence in Worthing, and we believe that he is the right person to lead the Company.”

“We have tremendous opportunities looking ahead,” said Mr. Jackman.  “It is a privilege to lead a long-established team that is well-positioned to drive further shareholder value creation through the solid foundation built under Ron’s leadership. And as a servant leader, I am especially humbled, and have an unending commitment, to serve the more than 18,000 dedicated employees whose tireless efforts are integral to the Company’s continuing success.”

Q2 2019 Conference Call

Waste Connections will be hosting a conference call related to second quarter earnings on July 30th at 8:30 A.M. Eastern Time. To access the call, listeners should dial 800-768-9711 (within North America) or 212-231-2912 (international) approximately 10 minutes prior to the scheduled start time and ask the operator for the Waste Connections conference call (a passcode is not required). A replay of the conference call will be available until August 6, 2019 by calling 800-633-8284 (within North America) or 402-977-9140 (international) and entering Passcode #21925963. The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than seven million residential, commercial, industrial, and exploration and production customers in 42 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (SEC) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable Canadian securities laws. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about the expectations and successful management of the executive transitions. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Mary Anne Whitney / (832) 442-2253

maryannew@wasteconnections.com